Exhibit 99.1

FOR IMMEDIATE RELEASE	December 11, 2013
Media Contact: Joseph Barrios, (520) 884-3725
Financial Analyst Contact: Chris Norman, (520) 884-3649

UNS ENERGY AGREES TO BE ACQUIRED BY FORTIS UTILITY GROUP;
ACQUISITION WOULD STRENGTHEN LOCAL ARIZONA UTILITIES

Tucson, Ariz. - The Board of Directors of UNS Energy Corporation (NYSE: UNS) has unanimously approved a definitive merger agreement with Fortis, Inc. (TSX: FTS), Canada’s largest investor-owned gas and electric distribution utility, that calls for Fortis to acquire all of the outstanding common stock of UNS Energy for $60.25 per share in cash.

The $4.3 billion transaction, which includes the assumption of approximately $1.8 billion in debt, would provide additional capital and new resources for UNS Energy’s subsidiaries, including Tucson Electric Power (TEP) and UniSource Energy Services (UES). Both companies will remain headquartered in Tucson under local control with current management and staffing levels and no planned changes to existing operations or rates.

“Joining the Fortis family will provide UNS Energy with new financial strength, helping us maintain safe, reliable and affordable service for our utility customers as we address the capital-intensive challenges facing our industry,” said Paul Bonavia, UNS Energy’s Chairman and Chief Executive Officer.

Fortis also shares UNS Energy’s commitment to customer service and community support and has pledged to maintain or expand TEP’s and UES’ charitable giving, philanthropic partnerships and low-income assistance, said David Hutchens, UNS Energy’s President and Chief Operating Officer.

“Fortis has built a successful track record of investing in fundamentally strong utilities that remain deeply engaged with the communities they serve,” Hutchens said. “They proposed this partnership because they like the way we do business, not because they’re looking to change it.”

The proposed acquisition will be submitted early next year for the approval of UNS Energy shareholders. The transaction is also subject to the approval of regulators, including the Arizona Corporation Commission (ACC) and Federal Energy Regulatory Commission (FERC); the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and the satisfaction of customary closing conditions. UNS Energy anticipates the transaction will be finalized before the end of 2014.

Fortis, based in St. John’s, Newfoundland, serves more than 2.4 million customers through its regulated utilities. Fortis owns electric utilities in five Canadian provinces and two Caribbean countries; a natural gas company in British Columbia, Canada; and a gas and electric utility in New York - Central Hudson Gas and Electric Corporation, which it acquired in June 2013.

“UNS Energy will be able to avail itself of the operational, regulatory and financial expertise throughout Fortis. The addition of UNS Energy to Fortis enhances UNS Energy’s ability to deliver safe, reliable, cost-effective energy service to its customers,” said Stan Marshall, President and Chief Executive Officer of Fortis.

“UNS Energy will remain a standalone utility in the Fortis model. Its headquarters and management team will remain in Tucson, Arizona and its customers will not pay for any costs related to the transaction,” Marshall said. “UNS Energy employees share the same commitment to serving their customers and communities as employees throughout our federation of utilities and we look forward to welcoming them to Fortis.”

Fortis’ financial strength will improve UNS Energy’s access to capital to fund the ongoing diversification of its generating fleet as well as other infrastructure investments. Upon closing, Fortis will inject $200 million into UNS Energy to strengthen its balance sheet and help fund the planned purchase of Unit 3 at the natural gas-fired Gila River Power Plant, a transaction that will reduce TEP’s reliance on coal-fired power.

Fortis also will help UNS Energy maintain its position as an industry leader in renewable energy through support for its investments in solar power systems serving TEP and UES customers. TEP was recognized as 2012 Investor-Owned Utility of the Year by the Solar Electric Power Association. Both TEP and UES are on track to meet or exceed Arizona’s Renewable Energy Standard, which requires utilities to increase their use of renewable energy each year until it represents 15 percent of their power in 2025.

Lazard served as UNS Energy’s financial advisor for this transaction, and Baker Botts L.L.P. served as UNS Energy’s legal advisor.

About UNS Energy:

UNS Energy is a Tucson, Arizona-based company with consolidated assets of approximately $4 billion. TEP serves approximately 412,000 customers in southern Arizona. UES provides natural gas and electric service for approximately 242,000 customers in northern and southern Arizona. UNS Energy shares are listed on the New York Stock Exchange and trade under the symbol UNS. To learn more, visit uns.com.

About Fortis:

Fortis is the largest investor-owned gas and electric distribution utility in Canada with total assets of approximately $17.6 billion, as at September 30, 2013, and fiscal 2012 revenues totaling approximately $3.7 billion. The Corporation serves more than 2.4 million customers across Canada and in New York State and the Caribbean. Its regulated holdings include electric distribution utilities in five Canadian provinces, New York State and two Caribbean countries and natural gas utilities in British Columbia, Canada and New York State. Fortis’ unsecured debt is rated A- by S&P and A (low) by DBRS.

Fortis shares are listed on the Toronto Stock Exchange and trade under the symbol FTS. Additional information can be accessed at www.fortisinc.com or www.sedar.com.

Forward-Looking Statements

Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions. Forward-looking statements including, without limitation, those relating to UNS Energy Corporation’s and its subsidiaries’ future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the timing and consequences of the Fortis acquisition, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the Fortis transaction will not be satisfied or waived; the ability to obtain shareholder and regulatory approvals of the Fortis transaction on the timing and terms thereof; state and federal regulatory and legislative decisions and actions; regional economic and market conditions which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of our pension and other retiree benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; the ongoing restructuring of the electric industry; changes to long-term contracts; the cost of fuel and power supplies; cyber attacks or challenges to our information security; and the performance of TEP's generating plants; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. UNS Energy Corporation and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, UNS Energy Corporation will file a proxy statement with the SEC and intends to file other relevant materials with the SEC. Investors and security holders of UNS Energy Corporation are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the proposed acquisition and related matters. The final proxy statement will be mailed to UNS Energy Corporation stockholders. Investors and stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by UNS Energy Corporation, at the SEC's website, www.sec.gov. These documents (when they are available) can also be obtained by investors and stockholders free of charge from UNS Energy Corporation by directing a request to Library and Resource Center, UNS Energy Corporation, 88 E. Broadway Boulevard, Mail Stop HQW302, Tucson, Arizona 85701.

Participants in the Solicitation of Proxies

This communication is not a solicitation of a proxy from any security holder of UNS Energy Corporation. However, UNS Energy Corporation, Fortis and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of UNS Energy Corporation in connection with the proposed acquisition. Information about UNS Energy Corporation’s directors and executive officers may be found in its 2012 Annual Report on Form 10-K filed with the SEC on February 27, 2013, and definitive proxy statement relating to its 2013 Annual Meeting of Stockholders filed with the SEC on March 21, 2013. Information about Fortis’ directors and executive officers may be found in its Management Information Circular available on its website at www.fortisinc.com. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the merger will be included in the proxy statement and other relevant materials filed with the SEC when they become available.